SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.



FOR PERIOD ENDING: 1/31/2008
FILE NUMBER: 811-05686
SERIES NO.:  9


72DD 1 Total income dividends for which record date passed during the period
       Class A                                           1,789
     2 Dividends for a second class of open end company shares
       Class B                                             736
       Class C                                             276
       Class R                                              33
       Institutional Class                               8,899


73A. 1 Dividends from net invesment income
       Class A                                        $ 0.2776
     2 Dividends for a second class of open end company shares
       Class B                                        $ 0.2393
       Class C                                        $ 0.2393
       Class R                                        $ 0.2645
       Institutional Class                            $ 0.2980

74U. 1 Number of shares outstanding (000's omitted)
       Class A                                           9,411
     2 Number of shares outstanding of a second class of open-end company shares (000's omitted)
       Class B                                           3,514
       Class C                                           1,381
       Class R                                             136
       Institutional Class                              31,173

74V. 1  Net asset value per share (to nearest cent)
       Class A                                          $10.22
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                                          $10.22
       Class C                                          $10.22
       Class R                                          $10.21
       Institutional Class                              $10.22